Electronically Transmitted to the Securities and Exchange
                      Commission on May 15, 1996
                                                     Registration No.
  ===================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549
                           ----------------
                               FORM S-3
                        REGISTRATION STATEMENT
                                 UNDER
                      THE SECURITIES ACT OF 1933
                            ==============


              International Business Machines Corporation
         (Exact name of rgistrant as specified in its charter)


               New York                        13-0871985
   (State or other jurisdiction of    (I.R.S. employer identification
    incorporation or organization)               number)


                        Armonk, New York 10504
                            (914) 765-1900
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            ---------------

                         LAWRENCE R. RICCIARDI
               Senior Vice President and General Counsel
              INTERNATIONAL BUSINESS MACHINES CORPORATION
                        Armonk, New York 10504
                            (914) 765-1900
       (Name, address, including zip code, and telephone number,
              including area code, of agent for service)

                            ---------------

   Approximate date of commencement of proposed sale to the public:
    From time to time after the effective date of this Registration
                              Statement.

                            ---------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                      ---------------------------


                    CALCULATION OF REGISTRATION FEE
=====================================================================
                                  Proposed    Proposed
                                  Maximum     Maximum
   Title of                       Offering    Aggregate    Amount of
 Securities to    Amount to       Price Per   Offering     Registration
 be Registered    be Registered   Share (1)   Price (1)       Fee
- ---------------------------------------------------------------------
Capital Stock     80,689 shares    $104.81   $8,457,216.00   $2,917.00
======================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
======================================================================

PROSPECTUS


              INTERNATIONAL BUSINESS MACHINES CORPORATION

                             CAPITAL STOCK

     This Prospectus relates to the offering and resale by the shareholders (the "Shareholders") of TWG Holdings Inc., a Delaware corporation ("TWG"), the participants (including certain of the Shareholders) (the "ESOP Participants") in the TWG Holdings Inc. Employee Stock Ownership Plan (the "ESOP") and U.S. Trust Company of California, N.A., as trustee of the ESOP (the "ESOP Trustee", and collectively with the Shareholders and the ESOP Participants, the "Selling Shareholders") of up to 80,689 shares of Capital Stock, $1.25 par value per share (the "Shares"), of International Business Machines Corporation (the "Company").

     The Shares were issued to TWG on May 7, 1996 in connection with the acquisition by the Company of substantially all the assets of TWG. 63,622 Shares will be distributed to the Shareholders in connection with the winding up and dissolution of TWG, as approved by the board of directors of TWG and the Shareholders, and 16,269 Shares will be distributed to the ESOP Participants in connection with the termination of the ESOP by TWG. In addition, 798 Shares will be sold directly by the ESOP Trustee. See "Selling Shareholders". The Company will receive none of the proceeds from the sale of the Shares by the Selling Shareholders.

     The Shares may be sold from time to time through public or private transactions on or off the United States exchanges on which the Capital Stock of the Company is traded, and at prevailing market prices or other prices negotiated by the Selling Shareholders, all as more fully described under "Plan of Distribution".

     The Capital Stock of the Company is listed on the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange. The closing price of the Capital Stock on the New York Stock Exchange on May 7, 1996 was $105.875 per share.

     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any underwriter, dealer or agent. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the Shares offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.

                         --------------------

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
  SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         --------------------

                THE DATE OF THIS PROSPECTUS IS , 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                         AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's regional offices located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material may be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549, at prescribed rates. Such reports, proxy statements and other information may also be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, 7th Floor, New York, New York, the Chicago Stock Exchange, Incorporated, 440 South LaSalle Street, Suite 518, Chicago, Illinois, and the Pacific Stock Exchange Incorporated, 115 Sansome Street, 2nd Floor, San Francisco, California.

                 INFORMATION INCORPORATED BY REFERENCE

          The Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1995, the Quarterly Report of the Company on Form 10-Q for the quarter ended March 31, 1996, and the Current Report of the Company on Form 8-K dated March 8, 1996, are incorporated herein by reference. All documents filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference.

          The Company will cause to be furnished without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all the documents described above, other than exhibits to such documents. Requests should be addressed to: First Chicago Trust Company of New York, Mail Suite 4688, P.O. Box 2530, Jersey City, New Jersey 07303-2530; telephone 201-324-0405.

                         --------------------

                              THE COMPANY

          The Company develops, manufactures and sells advanced information processing products, including computers and microelectronic technology, software, networking systems and information technology-related services. The Company offers value worldwide through its North America, Europe/Middle East/Africa, Latin America, Asia/Pacific, Global Services and Worldwide Client Server Computing business units, by providing comprehensive and competitive product choices.

          The Company's principal executive offices are located at Armonk, New York, 10504, and its telephone number is (914) 765-1900.

                            USE OF PROCEEDS

          The Shares being offered hereby are for the account of the Selling Shareholders. Accordingly, the Company will not receive any proceeds from the sale of the Shares offered hereby.

                         SELLING SHAREHOLDERS

                The information below has been provided
                         to the Company by TWG

          TWG acquired the Shares from the Company in exchange for substantially all the assets of TWG on May 7, 1996. The Selling Shareholders consist of the 16 persons who own shares of common stock of TWG, the 92 ESOP Participants (12 of whom are also Shareholders) and the ESOP Trustee.

          In connection with the winding up and dissolution of TWG, as approved by the board of directors of TWG and the Shareholders, each Shareholder will receive that number of Shares that have been allocated to such Shareholder. A certain number of the Shares that will be allocated to certain Shareholders have been placed into escrow for two years as security for the payment of any undetermined contingent liabilities of TWG.

          In connection with the dissolution of TWG and the termination of the ESOP, the ESOP Trustee will exchange with TWG those shares of TWG Class A stock held by the ESOP for 17,067 Shares. At such time, each ESOP Participant will receive that number of Shares equal to the proportionate amount of his or her ESOP account balance. The ESOP Trustee will retain 798 Shares and will sell such Shares from time to time so that it may make a cash distribution to each ESOP

Participant in respect of any fraction of a Share allocable to such ESOP Participant and for other distributions required to be made by the ESOP Trustee to ESOP Participants.

          As a result of his or her shareholdings in TWG or as a participant in the ESOP or both, each Selling Shareholder will beneficially own, and may offer from time to time for sale, the number of Shares set forth below:


    Selling Shareholder                           Number of Shares

Shareholders 1

  L. John Wilkerson 2................................   23,025

  Robert J. Easton...................................    5,540

  Stephen I. Shapiro.................................    5,666

  Harri V. Taranto 3.................................    5,771

  Francis J. Russo4..................................    6,680

  George L. Farrington...............................    4,275

  Sheri L. Samotin...................................    3,321

  Judith A. Korman...................................    2,382

  Neil G. MacAllister................................    2,688

  Mark R. Hurwich....................................    3,149

  Zubeen Shroff......................................    2,283

  Anthony Walker.....................................    1,308

  Rolf Porsche.......................................      981


- ----------------

     1 The number of Shares listed for each of Mr. Russo, Mr. Farrington, Ms. Samotin, Ms. Korman, Mr. MacAllister, Mr. Hurwich, Ms. Shroff, Mr. Walker, Mr. Porsche, Ms. Lowe, Ms. Holtz and Ms. Smook indicates the total number of Shares to be received as a result of such individual being both a Shareholder and an ESOP Participant.

     2 Immediately prior to the transactions described herein, Mr. Wilkerson owned 200 common shares of the Company.

     3 Immediately prior to the transactions described herein, Mr. Taranto owned 50 common shares of the Company.

     4 Immediately prior to the transactions described herein, Mr. Russo owned 375 common shares of the Company and his wife, Ann Russo, owned 34 common shares of the Company. Additionally Mr. Russo holds "call" options for 800 common shares of the Company, exercisable on July 21, 1996, with an exercise price of $120.

    Selling Shareholder                           Number of Shares

  Kristine S. Lowe...................................      664

  Eileen M. Holtz....................................      495

  Deborah C. Smook...................................      631

ESOP Participants

  Meryl A. Allison...................................      118

  Danielle R. Almany.................................      263

  Jeffrey S. Aroy....................................       54

  Nicholas M. Barto..................................       85

  James R. Bianchi...................................      159

  Kevin Bibby........................................      138

  Rolonda K. Bies....................................      173

  Lucy Bolton........................................      100

  Pamela A. Carter...................................       95

  Michael A. Carusi..................................      445

  Elizabeth M. Cassie................................      109

  Michael R. Catalano................................       78

  Elaine L. W. Caughey...............................      106

  Alex Charlton......................................      146

  Jayaram Chigurupati................................       41

  Nanette Cocero.....................................      181

  Hugh M. Cole.......................................      332

  Carmen M. Concepcion...............................       12

  Jacqueline Demby...................................       84

  Peter B. Dilaura...................................       38

  Mary B. Dolan......................................      198

  Paul B. Duwan......................................       90

  Laura Farmer.......................................       37

  Rosalind J. Forse..................................      243

  Robert Friedman....................................       66

  Angella C. Fraser..................................       33

  Letizia Galli......................................      103

    Selling Shareholder                           Number of Shares

  Mercedes Prior Garcia..............................      102

  Mara O. Gibbs......................................      240

  Shade Cronan Grahling 5............................      272

  Julie E. Grass 6....................................      88

  Jennifer Gray......................................      162

  Kathleen Griffin...................................      107

  Philip P. Gutry....................................       14

  Melissa K. Hellman.................................      217

  Ken Hollywood......................................      155

  Timothy Hunter.....................................       59

  Angela Hwang.......................................      207

  Mohan S. Iyer......................................       88

  Donald D. Jenkins..................................      141

  Scott R. Jordan....................................      207

  Christine L. Kennedy...............................       24

  Bruno L. Larvol....................................      208

  Charisse M. Lee....................................       38

  Anne J. Lyerly.....................................      135

  Maria I. Manterola.................................       63

  Reina J. Marmolejos................................       51

  Mary E. May........................................       95

  Karolynne M. Mcateer...............................      232

  Maureen McNulty....................................      143

  Ibrahim Medawar....................................      275

  Virginia R. Morgan 7...............................      266


- ----------------

     5 Immediately prior to the transactions described herein, Ms. Grahling owned 1 common share of the Company.

     6 Immediately prior to the transactions described herein, Ms. Grass owned 300 common shares of the Company.

     7 Immediately prior to the transaction described herein, Ms.
Morgan owned 68 common shares of the Company.

    Selling Shareholder                           Number of Shares

  Judith Naranjo.....................................       90

  Wendy Nivar........................................       85

  Kenneth D. Noonan..................................      412

  Michael J.C. O'Hara................................       39

  Dianna M. Padmore..................................      180

  Anthony Pascall....................................      117

  Nilsa Perez........................................      147

  Robert F. Prachar Jr...............................      249

  Tammy Ramirez......................................       96

  Edward E. Rhoads...................................       48

  Joseph Riley.......................................      170

  Thomas L. Rodgers..................................      172

  Roelof M. L. Rongen................................       91

  Ann Russo 8........................................        2

  Helen M. Scott.....................................      187

  Sherry Shokooh.....................................       47

  Andrew D. Shultz...................................      119

  Catharine E. Staughton.............................      263

  P. Kyle Tattle.....................................      318

  Rhett D. Thurman...................................      256

  John Timlin........................................       28

  Suzanne M. Timmer..................................       31

  Nicolas Touchot....................................      119

  Liza Velez.........................................      129

  Nicola Vesper......................................       19

  Kerstin Waterloh...................................      213

  Mika S. Wood.......................................      148


- ----------------

     8 Immediately prior to the transactions described herein, Ms. Russo owned 34 common shares of the Company, and her husband, Francis J. Russo, owned 375 common shares of the Company and holds "call" options for 800 common shares of the Company, exercisable on July 21, 1996, with an exercise price of $120.

    Selling Shareholder                           Number of Shares

  Thomas H. Zinsli...................................      141

  ESOP Trustee.......................................      798 9


- ----------------------

     9 Consists of 754 Shares that will be liquidated with the cash realized from such liquidation to be distributed to ESOP Participants based upon a private letter ruling to be received from the Internal Revenue Service and 44 Shares that will be liquidated in connection with cash distributions of fractional shares to ESOP Participants.

- ----------------------


                         PLAN OF DISTRIBUTION

          Distribution of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (i) on any of the United States securities exchanges on which Capital Stock is listed, including the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Stock Exchange, (ii) in the over-the-counter market, (iii) in transactions other than on such exchanges or in the over-the-counter market or (iv) in a combination of any such transactions. Such transactions may be effected by the Selling Shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices prices, at negotiated prices or at fixed prices. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts or commissions from the Selling Shareholders and may receive commissions from the purchasers of Shares for whom they may act as agent.

                     DESCRIPTION OF CAPITAL STOCK

          As of the date of this Prospectus, the Company's Certificate of Incorporation authorizes the issuance of 750,000,000 shares of Capital Stock and 150,000,000 shares of preferred stock, $.01 par value per share, issuable in one or more series at any time and from time to time by action of the Board of Directors without further stockholder approval. The designation, relative rights, preferences and limitations of each series of preferred stock are determined by the Board of Directors. As of March 31, 1996, there were outstanding 539,671,178 shares of Capital Stock and 2,610,711 shares of Series A 7-1/2% Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"), liquidation preference $100 per share, of the Company.

          Subject to the rights of the holders of any outstanding shares of preferred stock, holders of Capital

Stock are entitled to receive such dividends, in cash, securities or property, as may from time to time be declared by the Board of Directors. Subject to the provisions of the Company's By-laws, as from time to time amended, with respect to the closing of the transfer books and the fixing of a record date, holders of shares of Capital Stock are entitled to one vote per share of Capital Stock held on all matters requiring a vote of the stockholders. Holders of preferred stock are entitled to such voting rights, if any, as the Board of Directors has determined or may in the future determine, provided that the holders of shares of preferred stock are not entitled to more than the lesser of (x) one vote per $100 liquidation value or (y) one vote per share, when voting as a class with the holders of shares of Capital Stock, and are not entitled to vote separately as a class except with respect to any amendment or alteration of the provisions of the Company's Certificate of Incorporation that would adversely affect the powers, preferences or special rights of the applicable series of preferred stock or for the election of two directors after default in six dividends on the preferred stock. The holders of shares of the Series A Preferred Stock are not entitled to any voting rights, except with respect to any such amendment or alteration of the provisions of the Company's Certificate of Incorporation or for the election of two directors after default in six dividends on the Series A Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, after payment shall have been made to the holders of preferred stock of the full amount to which they shall be entitled, the holders of Capital Stock shall be entitled to share ratably, according to the number of shares held by them, in all remaining assets of the Company available for distribution. Shares of Capital Stock are not redeemable and have no subscription, conversion or preemptive rights.

                            LEGAL OPINIONS

          The validity of the Shares will be passed upon for the Company by Peter M. Acton, Esq., Associate General Counsel of the
Company.

                                EXPERTS

          The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                PART II

                INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

          The following statement sets forth the estimated amounts of expenses to be borne by the Company in connection with the offering described in this Registration Statement:


Securities and Exchange Commission
Registration Fee.............................................   $ 2,917.00

Legal Fees and Expenses......................................    10,000.00

Miscellaneous Expenses.......................................     5,000.00
                                                                 ---------

  Total Expenses.............................................   $17,917.00
                                                                 =========



Item 15. Indemnification of Directors and Officers.

          The By-Laws of the Company (Article VI, Section 6) provide the following:

"The Corporation shall, to the fullest extent permitted by applicable law as in effect at any time, indemnify any person made, or threatened to be made, a party to an action or proceeding whether civil or criminal (including an action or proceeding by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, for which any director or officer of the Corporation served in any capacity at the request of the Corporation), by reason of the fact that such person or such person's testator or intestate was a director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein. Such indemnification shall be a contract right and shall include the right to be paid advances of any expenses incurred by such person in connection with such action, suit or proceeding, consistent with the provisions of applicable law in effect at any time. Indemnification shall be deemed to be 'permitted' within the meaning of the first sentence hereof if it is not expressly prohibited by applicable law as in effect at any time."

          The Certificate of Incorporation of the Company (Article ELEVENTH) provides the following:

          "Pursuant to Section 402(b) the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its stockholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment of or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

          With certain limitations, Sections 721 through 726 of the New York Business Corporation Law permit a corporation to indemnify a director or officer made a party to an action (i) by a corporation in its right in order to procure a judgment in its favor unless he shall have breached his duties, or (ii) other than an action by or in the right of the corporation in order to procure a judgment in its favor, if such director or officer acted in good faith and in a manner he reasonably believed to be in or, in certain cases not opposed to such corporation's interest and additionally, in criminal actions, had no reasonable cause to believe his conduct was unlawful.

          In addition, the Company maintains directors' and officers' liability insurance policies.

Item 16. Exhibits

(4)       -       Restated Certificate of Incorporation of the
                  Company*
(5)       -       Opinion of Peter M. Acton, Esq. **
(23)(a)   -       Consent of Independent Accountants. **
(23)(b)   -       Consent of Peter M. Acton, Esq. (included in
                  Exhibit 5).
(24)(a)   -       Powers of Attorney **
(24)(b)   -       Certified copy of a resolution adopted by the
                  Company's Board of Directors authorizing execution of the registration statement by power of attorney. **

- -----------------

   *  Incorporated by reference to Exhibit VI of the Company's
      Form 10-K for the year ended December 31, 1992.

  **  Filed electronically herewith.


Item 17. Undertakings.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 15th day of May, 1996.


                                        INTERNATIONAL BUSINESS MACHINES
                                        CORPORATION,


                                        By:               *
                                           -----------------------------
                                           Louis V. Gerstner, Jr.
                                           Chairman of the Board of
                                           Directors and Chief Executive
                                           Officer


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature                  Title                         Date

             *                    Chairman of the Board         May 15, 1996
- --------------------------------  and Chief Executive
     Louis V. Gerstner Jr.        Officer (Principal
                                  Executive Officer)

             *                    Senior Vice President         May 15, 1996
- --------------------------------  Chief Financial Officer
      G. Richard Thoman           (Principal Financial
                                   Officer)

             *                    Vice President and            May 15, 1996
- --------------------------------  Controller (Principal
       John R. Joyce              Accounting Officer)

             *                    Director                      May 15, 1996
- --------------------------------
       Cathleen Black

             *                    Director                      May 15, 1996
- --------------------------------
        Harold Brown

             *                    Director                      May 15, 1996
- --------------------------------
      Juergen Dormann

             *                    Director                      May 15, 1996
- --------------------------------
     Nannerl O. Keohane

             *                    Director                      May 15, 1996
- --------------------------------
     Charles F. Knight

             *                    Director                      May 15, 1996
- --------------------------------
       Lucio A. Noto

             *                    Director                      May 15, 1996
- --------------------------------
      John B. Slaughter

             *                    Director                      May 15, 1996
- --------------------------------
       Alex Trotman

             *                    Director                      May 15, 1996
- --------------------------------
   Lodewijk C. van Wachem

             *                    Director                      May 15, 1996
- --------------------------------
      Charles M. Vest



*By:  /s/ John E. Hickey
- --------------------------------
             John E. Hickey
             Attorney-in-Fact

                           INDEX TO EXHIBITS

                                                       Sequential page
Exhibit                                                     number


(4)          -                  Restated Certificate of
                                Incorporation of the
                                Company. *

(5)          -                  Opinion of Peter M.
                                Acton, Esq. **

(23)(a)      -                  Consent of Independent
                                Accountants. **

(23)(b)      -                  Consent of Peter M.
                                Acton, Esq. (included in
                                Exhibit 5).

(24)(a)      -                  Powers of Attorney. **

(24)(b)      -                  Certified copy of a
                                resolution adopted by
                                the Company's Board of
                                Directors authorizing
                                execution of the
                                registration statement
                                by power of attorney. **



- ----------------

   *     Incorporated by reference to Exhibit VI of the Company's
         Form 10-K for the year ended December 31, 1992.

  **     Filed electronically herewith.